Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Aristotle Pacific Enhanced CLO Income Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Aristotle Pacific Enhanced CLO Income Fund for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Aristotle Pacific Enhanced CLO Income Fund for the stated period.

/s/ Benjamin J. Eirich		/s/ Christopher C. Conrad
Benjamin J. Eirich		Christopher C. Conrad
President, Principal Executive Officer, Aristotle Pacific Enhanced CLO Income Fund		Treasurer, Principal Financial Officer, Aristotle Pacific Enhanced CLO Income Fund

Dated:	9/2/2026	Dated:	9/2/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Aristotle Pacific Enhanced CLO Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.